Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2018 Results

•	Revenue of $520 million in Q4’18, organic growth of 5% from Q4’17

•	Record full year memory and analog test shipments

•	Record 60% quarterly and 58% full year gross margin

•	Expect to repurchase $500 million in shares in 2019

•	Quarterly dividend of $0.09 declared

	Q4’18	Q4’17	Q3’18	FY 2018	FY 2017
Revenue (mil)	$520	$479	$567	$2,101	$2,137
GAAP EPS	$0.79	($0.54)	$0.63	$2.35	$1.28
Non-GAAP EPS	$0.63	$0.46	$0.71	$2.37	$2.34

==========================================

NORTH READING, Mass. – January 23, 2019 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $520 million for the fourth quarter of 2018 of which $342 million was in Semiconductor Test, $84 million in Industrial Automation (IA), $54 million in System Test, and $40 million in Wireless Test. GAAP net income for the fourth quarter was $143.8 million or $0.79 per share. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $113.0 million, or $0.63 per diluted share, which excluded restructuring and other charges, acquired intangible asset amortization, pension actuarial gains, non-cash convertible debt interest, discrete income tax adjustments, and included the related tax impact on non-GAAP adjustments.

“We finished 2018 with strong fourth quarter sales above the high end of our guidance driven by upside demand in our Semiconductor and Wireless test businesses,” said CEO and President Mark Jagiela. “For the full year, our Semiconductor Test group delivered record memory and analog revenues which lessened the impact of lower mobility test shipments. Gross margin for the year was at a record level due mainly to continued Universal Robots manufacturing cost reductions and a favorable product mix overall. In IA, Universal Robots full year growth of 38%, while strong, was below our target due mainly to slowing demand in China and the automotive sector. MiR sales for the year more than doubled on a pro-forma basis.”

As part of the $1.5 billion authorization established in January 2018, Teradyne purchased $823 million of its common shares in 2018 and expects to repurchase $500 million of its common shares in 2019.

Teradyne’s Board of Directors declared a quarterly cash dividend of $0.09 per share, payable on March 22, 2019 to shareholders of record as of the close of business on February 22, 2019.

Guidance for the first quarter of 2019 is revenue of $460 million to $490 million, with GAAP net income of $0.31 to $0.39 per diluted share and non-GAAP net income of $0.39 to $0.47 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 10 a.m. ET, Thursday, January 24. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 10 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up related to Mobile Industrial Robots, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up related to Mobile Industrial Robots. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of automation equipment for test and industrial applications. Teradyne Automatic Test Equipment (ATE) is used to test semiconductors, wireless products, data storage and complex electronic systems, which serve consumer, communications, industrial and government customers. Our Industrial Automation products include collaborative robots, autonomous mobile robots and sensing and simulation software, used by global manufacturing and industrial customers to improve quality and increase manufacturing efficiency. In 2018, Teradyne had revenue of $2.1 billion and currently employs approximately 4,900 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, use of proceeds and potential dilution from the senior convertible notes offering, potential borrowings under a senior secured credit facility, and the impact of the U.S. tax reform, export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, availability of, or borrowing under, the credit facility, or the impact of the U.S. tax reform, export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, payment of the senior convertible notes or borrowings under the credit facility to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend, the repurchase of common stock or borrowing under the credit facility is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December

31, 2017 and the Quarterly Report on Form 10-Q for the period ended September 30, 2018. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017 (1)	December 31, 2018	December 31, 2017 (1)
Net revenues	$519,558	$566,848	$479,415	$2,100,802	$2,136,606
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (2)	210,022	233,155	208,485	880,408	915,153

Gross profit	309,536	333,693	270,930	1,220,394	1,221,453
Operating expenses:
Selling and administrative	100,552	100,199	87,880	390,669	348,913
Engineering and development	74,706	77,049	72,070	301,505	307,305
Acquired intangible assets amortization	10,559	11,142	7,384	39,191	30,530
Restructuring and other (3)	11,446	1,710	8,970	15,232	9,362

Operating expenses	197,263	190,100	176,304	746,597	696,110
Income from operations	112,273	143,593	94,626	473,797	525,343
Interest and other, expense (income) (4)	1,144	2,749	(3,458)	5,996	931

Income before income taxes	111,129	140,844	98,084	467,801	524,412
Income tax (benefit) provision (5)	(32,662)	20,863	204,007	16,022	266,720

Net income (loss)	$143,791	$119,981	$(105,923)	$451,779	$257,692

Net income (loss) per common share:
Basic	$0.80	$0.65	$(0.54)	$2.41	$1.30

Diluted	$0.79	$0.63	$(0.54)	$2.35	$1.28

Weighted average common shares — basic	178,958	185,744	196,010	187,672	198,069

Weighted average common shares — diluted (6)	181,520	190,505	196,010	192,605	201,641

Cash dividend declared per common share	$0.09	$0.09	$0.07	$0.36	$0.28

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.
(2) Cost of revenues includes:	Quarter Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Provision for excess and obsolete inventory	$1,720	$3,347	$1,690	$11,242	$8,844
Sale of previously written down inventory	(1,501)	(1,013)	(1,048)	(6,679)	(7,451)

	$219	$2,334	$642	$4,563	$1,393

(3) Restructuring and other consists of:	Quarter Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Contingent consideration fair value adjustment	$10,223	$(768)	$5,973	$987	$7,820
Employee severance	768	1,667	1,801	8,714	3,754
Acquisition related expenses and compensation	455	811	—	4,584	—
Impairment of fixed assets	—	—	1,124	—	1,124
Other	—	—	72	947	973
Property insurance recovery, net	—	—	—	—	(4,309)

	$11,446	$1,710	$8,970	$15,232	$9,362

(4) Interest and other, (income) expense includes:	Quarter Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Non-cash convertible debt interest	$3,327	$3,286	$3,166	$13,064	$12,431
Pension actuarial (gain) loss	(3,512)	267	(3,786)	(3,316)	(6,624)

	$(185)	$3,553	$(620)	$9,748	$5,807

(5)

For the quarter and twelve months ended December 31, 2018, income tax (benefit) provision includes a $52 million tax benefit related to the finalization of our U.S. toll tax liability. For the quarter and twelve months ended December 31, 2017, income tax provision included an expense of $186 million related to the estimated impact of the U.S. Tax Reform Act.

(6)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, 0.9 million, 3.0 million and 3.3 million shares, respectively, have been included in diluted shares. For the twelve months ended December 31, 2018 and December 31, 2017, 2.7 million and 1.3 million shares, respectively, have been included in diluted shares. For the twelve months ended December 31, 2018 and December 31, 2017, diluted shares also included 0.5 million shares and 0.1 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$926,752	$429,843
Marketable securities	190,096	1,347,979
Accounts receivable, net	291,267	272,783
Inventories, net	153,541	107,525
Prepayments and other current assets	170,817	112,151

Total current assets	1,732,473	2,270,281
Property, plant and equipment, net	279,821	268,447
Marketable securities	87,731	125,926
Deferred tax assets	70,858	84,026
Other assets	11,508	12,275
Retirement plans assets	16,883	17,491
Acquired intangible assets, net	125,482	79,088
Goodwill	381,850	252,011

Total assets	$2,706,606	$3,109,545

Liabilities
Accounts payable	$100,688	$86,393
Accrued employees’ compensation and withholdings	148,566	141,694
Deferred revenue and customer advances	78,427	83,614
Other accrued liabilities	78,272	59,083
Contingent consideration	34,865	24,497
Income taxes payable	36,185	59,055

Total current liabilities	477,003	454,336
Retirement plans liabilities	117,456	119,776
Long-term deferred revenue and customer advances	32,033	30,127
Deferred tax liabilities	20,662	6,720
Long-term other accrued liabilities	37,548	10,273
Long-term contingent consideration	35,678	20,605
Long-term income taxes payable	83,891	148,075
Long-term debt	379,981	365,987

Total liabilities	1,184,252	1,155,899
Shareholders’ equity	1,522,354	1,953,646

Total liabilities and shareholders’ equity	$2,706,606	$3,109,545

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income (loss)	$143,791	$(105,923)	$451,779	$257,692

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,485	16,879	67,415	66,122
Amortization	12,900	9,640	45,809	41,953
Stock-based compensation	8,250	8,477	33,577	34,097
Deferred taxes	3,898	37,784	28,340	37,105
Provision for excess and obsolete inventory	1,720	1,690	11,242	8,844
Contingent consideration fair value adjustment	10,223	5,973	987	7,820
Losses (gains) on investments	3,914	(953)	3,494	(878)
Retirement plan actuarial gains	(3,512)	(3,786)	(3,316)	(6,624)
Property insurance recovery, net	—	—	—	(4,309)
Other	144	891	1,083	1,585
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	59,869	(4,961)	(17,938)	(80,584)
Inventories	4,619	21,190	(29,498)	44,960
Prepayments and other assets	(29,683)	(5,108)	(58,402)	2,254
Accounts payable and accrued expenses	(2,431)	38,276	13,693	43,574
Deferred revenue and customer advances	3,556	(29,551)	13,379	4,984
Retirement plans contributions	(1,090)	(1,040)	(4,334)	(5,902)
Income taxes	(47,277)	157,994	(80,429)	173,802

Net cash provided by operating activities	186,376	147,472	476,881	626,495

Cash flows from investing activities:
Purchases of property, plant and equipment	(26,110)	(32,128)	(114,379)	(105,375)
Proceeds from government subsidy for property, plant and equipment	—	—	7,920	—
Purchases of marketable securities	(109,223)	(355,394)	(918,744)	(1,391,917)
Proceeds from sales of marketable securities	2,958	84,577	846,122	527,746
Proceeds from maturities of marketable securities	336,339	228,426	1,270,439	701,681
Proceeds from property insurance	—	—	—	5,064
Proceeds from life insurance	—	—	1,126	—
Acquisition of businesses, net of cash acquired	—	—	(169,474)	—

Net cash provided by (used for) investing activities	203,964	(74,519)	923,010	(262,801)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	14	31	20,973	24,493
Repurchase of common stock	(261,215)	(48,482)	(823,478)	(200,304)
Dividend payments	(16,002)	(13,717)	(67,322)	(55,447)
Payment related to net settlement of employee stock compensation awards	(182)	(297)	(20,023)	(12,881)
Payment of contingent consideration	—	—	(13,571)	(1,050)

Net cash used for financing activities	(277,385)	(62,465)	(903,421)	(245,189)

Effects of exchange rate changes on cash and cash equivalents	(222)	678	439	3,454

Increase in cash and cash equivalents	112,733	11,166	496,909	121,959
Cash and cash equivalents at beginning of period	814,019	418,677	429,843	307,884

Cash and cash equivalents at end of period	$926,752	$429,843	$926,752	$429,843

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	December 31, 2018	% of Net Revenues			September 30, 2018	% of Net Revenues			December 31, 2017 (1)	% of Net Revenues
Net revenues	$519.6				$566.8				$479.4
Gross profit GAAP and non-GAAP	$309.5	59.6%			$333.7	58.9%			$270.9	56.5%
Income from operations — GAAP	$112.3	21.6%			$143.6	25.3%			$94.6	19.7%
Acquired intangible assets amortization	10.6	2.0%			11.1	2.0%			7.4	1.5%
Restructuring and other (2)	11.4	2.2%			1.7	0.3%			9.0	1.9%

Income from operations — non-GAAP	$134.3	25.8%			$156.4	27.6%			$111.0	23.2%

			Net Income per Common Share				Net Income per Common Share				Net Income (Loss) per Common Share
	December 31, 2018	% of Net Revenues	Basic	Diluted	September 30, 2018	% of Net Revenues	Basic	Diluted	December 31, 2017	% of Net Revenues	Basic	Diluted
Net income (loss) — GAAP	$143.8	27.7%	$0.80	$0.79	$120.0	21.2%	$0.65	$0.63	$(105.9)	-22.1%	$(0.54)	$(0.54)
Acquired intangible assets amortization	10.6	2.0%	0.06	0.06	11.1	2.0%	0.06	0.06	7.4	1.5%	0.04	0.04
Interest and other (3)	3.3	0.6%	0.02	0.02	3.3	0.6%	0.02	0.02	3.2	0.7%	0.02	0.02
Restructuring and other (2)	11.4	2.2%	0.06	0.06	1.7	0.3%	0.01	0.01	9.0	1.9%	0.05	0.05
Pension mark-to-market adjustment (3)	(3.5)	-0.7%	(0.02)	(0.02)	0.3	0.1%	—	—	(3.8)	-0.8%	(0.02)	(0.02)
Exclude discrete tax adjustments (4)	(52.9)	-10.2%	(0.30)	(0.29)	0.3	0.1%	—	—	184.4	38.5%	0.94	0.94
Non-GAAP tax adjustments	0.3	0.1%	—	—	(3.4)	-0.6%	(0.02)	(0.02)	(2.9)	-0.6%	(0.01)	(0.01)
Convertible share adjustment	—	—	—	—	—	—	—	0.01	—	—	—	—

Net income — non-GAAP	$113.0	21.7%	$0.63	$0.63	$133.3	23.5%	$0.72	$0.71	$91.4	19.1%	$0.47	$0.46

GAAP and non-GAAP weighted average common shares — basic	179.0				185.7				196.0
GAAP weighted average common shares — diluted	181.5				190.5				196.0
Include dilutive shares	—				—				3.0
Exclude dilutive shares related to convertible note transaction	(0.9)				(3.1)				—

Non-GAAP weighted average common shares — diluted	180.6				187.4				199.0

(1)	Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2)	Restructuring and other consists of:

	December 31, 2018	September 30, 2018	December 31, 2017
Contingent consideration fair value adjustment	$10.2	$(0.8)	$6.0
Employee severance	0.8	1.7	1.8
Acquisition related expenses and compensation	0.5	0.8	—
Impairment of fixed assets	—	—	1.1
Other	—	—	0.1

	$11.4	$1.7	$9.0

(3)

For the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, adjustment to exclude non-cash convertible debt interest expense and adjustment to exclude actuarial (gains) losses recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)

For the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, adjustment to exclude discrete income tax items. For the quarter ended December 31, 2018, adjustment to treat the $52 million tax benefit related to the finalization of our U.S. toll tax liability as a discrete item. For the quarter ended December 31, 2017, adjustment to treat the $186 million expense related to the estimated impact of the U.S. Tax Reform Act as a discrete item.

	Twelve Months Ended
	December 31, 2018	% of Net Revenues			December 31, 2017 (1)	% of Net Revenues
Net Revenues	$2,100.8				$2,136.6
Gross profit GAAP	$1,220.4	58.1%			$1,221.5	57.2%
Inventory step-up	0.4	0.0%			—	—

Gross profit non-GAAP	$1,220.8	58.1%			$1,221.5	57.2%
Income from operations — GAAP	$473.8	22.6%			$525.3	24.6%
Acquired intangible assets amortization	39.2	1.9%			30.5	1.4%
Restructuring and other (2)	15.2	0.7%			9.4	0.4%
Inventory step-up	0.4	0.0%			—	—

Income from operations — non-GAAP	$528.6	25.2%			$565.2	26.5%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2018	% of Net Revenues	Basic	Diluted	December 31, 2017	% of Net Revenues	Basic	Diluted
Net income — GAAP	$451.8	21.5%	$2.41	$2.35	$257.7	12.1%	$1.30	$1.28
Acquired intangible assets amortization	39.2	1.9%	0.21	0.20	30.5	1.4%	0.15	0.15
Interest and other (3)	13.1	0.6%	0.07	0.07	12.4	0.6%	0.06	0.06
Restructuring and other (2)	15.2	0.7%	0.08	0.08	9.4	0.4%	0.05	0.05
Inventory step-up	0.4	0.0%	—	—	—	—	—	—
Pension mark-to-market adjustment (3)	(3.3)	-0.2%	(0.02)	(0.02)	(6.3)	-0.3%	(0.03)	(0.03)
Exclude discrete tax adjustments (4)	(59.4)	-2.8%	(0.32)	(0.31)	178.3	8.3%	0.90	0.88
Non-GAAP tax adjustments	(8.4)	-0.4%	(0.04)	(0.04)	(12.8)	-0.6%	(0.06)	(0.06)
Convertible share adjustment	—	—	—	0.04	—	—	—	0.01

Net income — non-GAAP	$448.6	21.4%	$2.39	$2.37	$469.2	22.0%	$2.37	$2.34

GAAP and non-GAAP weighted average common shares — basic	187.7				198.1
GAAP weighted average common shares — diluted	192.6				201.6
Exclude dilutive shares from convertible note	(3.2)				(1.3)

Non-GAAP weighted average common shares — diluted	189.4				200.3

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.
(2) Restructuring and other consists of:
	Twelve Months Ended
	December 31, 2018				December 31, 2017
Employee severance	$8.7				$3.8
Acquisition related expenses and compensation	4.6				—
Contingent consideration fair value adjustment	1.0				7.8
Other	0.9				1.0
Impairment of fixed assets	—				1.1
Property insurance recovery, net	—				(4.3)

	$15.2				$9.4

(3)

For the twelve months ended December 31, 2018 and December 31, 2017, interest and other included non-cash convertible debt interest expense. For the twelve months ended December 31, 2018 and December 31, 2017, adjustments to exclude actuarial gains recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)

For the twelve months ended December 31, 2018 and December 31, 2017, adjustment to exclude discrete income tax items. For the twelve months ended December 31, 2018, adjustment to treat the $52 million tax benefit related to the finalization of our U.S. toll tax liability as a discrete item. For the twelve months ended December 31, 2017, adjustment to treat the $186 million expense related to the estimated impact of the U.S. Tax Reform Act as a discrete item.

GAAP to Non-GAAP Reconciliation of First Quarter 2019 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$460 million	to	$490 million
GAAP net income per diluted share	$0.31		$0.39
Exclude acquired intangible assets amortization	0.06		0.06
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	(0.02)		(0.02)
Convertible share adjustment	0.01		0.01

Non-GAAP net income per diluted share	$0.39		$0.47

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations